Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 3 to Registration Statement on Form S-1, of our report dated April 5, 2024, relating to the consolidated financial statements of Kartoon Studios, Inc. as of and for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
December 11, 2024